EXHIBIT  5-A-1




June  6,  2000



Green  Mountain  Power  Corporation
163  Acorn  Lane
Colchester,  Vermont  05446




                        GREEN MOUNTAIN POWER CORPORATION
              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN
                         300,000 SHARES OF COMMON STOCK
                               $3.33-1/3 PAR VALUE

Dear  Sirs:

          We are acting as special counsel for Green Mountain Power Corporation, a Vermont corporation (the "Company"), in connection with the proposed issue and sale by the Company of an additional 300,000 shares of the Company's Common Stock, $3.33-1/3 par value (the "Additional Common Stock") pursuant to the terms and conditions of the Company's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan").

   As  such  counsel,  we  have:

(a) reviewed the action heretofore taken by the Retirement Board and the Board of Directors of the Company in connection with the authorization of the issuance and sale of the Additional Common Stock, the Plan, and related matters;

(b) reviewed (i) the Registration Statement (the "Registration Statement") on Form S-3 relating to the Plan and the Additional Common Stock, which we understand you propose to file with the Securities and Exchange Commission under the Securities Act of 1933, on the date hereof and (ii) the Plan;

(c) examined an order of the Public Service Board of the State of Vermont dated February 10, 2000, consenting to and approving the issue and sale of the Additional Common Stock pursuant to the Plan;

(d)  examined  the  opinion, dated the date hereof, addressed to you, of Jeffrey
P. Trout Esq., Senior Attorney for the Company, relating to the Additional Common Stock; and

 (e) made such examination of law and examined originals, or copies certified or otherwise authenticated to our satisfaction, of all such other corporate records, instruments, certificates of public officials and/or bodies, certificates of officers and representatives of the Company, and such other documents, and discussed with officers and representatives of the Company such questions of fact, as we have deemed necessary in order to render the opinion hereinafter expressed.

     Based  on the foregoing, we are pleased to advise you that, in our opinion:

1. The Company is a corporation duly organized, incorporated and validly existing under the laws of the State of Vermont.

2. The Public Service Board of the State of Vermont consented to the issue and sale of the Additional Common Stock pursuant to the Plan in the Order dated
February  10,  2000.

3. When (i) the Registration Statement has become effective, (ii) the Additional Common Stock has been duly listed on the New York Stock Exchange and
(iii) the Additional Common Stock has been duly issued and sold pursuant to the Plan to participants therein, then the Additional Common Stock will be validly issued, fully-paid and nonassessable.

     We  hereby  consent  to:

A. being named in the Registration Statement and in any amendment thereto under the heading "Legal Opinions and Experts";

B. the making in said Registration Statement and in any amendments thereto of the statements now appearing in said Registration Statement under the heading "Legal Opinions and Experts" insofar as they are applicable to us; and

C.  the  filing  of  this  opinion  as an exhibit to the Registration Statement.


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          We  are  members  of  the  Bar of the State of New York and not of the
State of Vermont and, in giving the foregoing opinion, we have relied upon the above-mentioned opinion of Jeffrey P. Trout Esq., as to all matters of Vermont law involved in the conclusions stated in our opinion.

Very  truly  yours,


/s/ HUNTON  &  WILLIAMS
-----------------------
HUNTON  &  WILLIAMS


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                                                                  EXHIBIT  5-A-2

June  6,  2000


Green  Mountain  Power  Corporation
163  Acorn  Lane
Colchester,  VT  05446

                        GREEN MOUNTAIN POWER CORPORATION
       CORPORATION'S DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN
                         300,000 SHARES OF COMMON STOCK
                               $3.33 1/3 PAR VALUE

     I am Senior Attorney and counsel for Green Mountain Power Corporation, a Vermont corporation (the "Company") and have acted as such in connection with the proposed issue and sale by the Company of an additional 300,000 shares of the Company's Common Stock, $3.33 1/3 par value (the "Additional Common Stock") pursuant to the terms and conditions of the Corporation's Dividend Reinvestment and Common Stock Purchase Plan (the "Plan").

As  such  counsel,  I  have:

(a) reviewed the action taken by the Retirement Board and the Board of Directors of the Company in connection with the authorization of the issuance and sale of Additional Common Stock, the Plans and related matters;

(b) Reviewed (i) the Registration Statements (hereinafter called the "Registration Statements") on Form S-3 relating to the Plan and Additional Common Stock, which I understand you propose to file with the Securities and Exchange Commission under the Securities Act of 1933 on the date hereof; and
(ii)  the  Plan


(c) Examined an Order of the Public Service Board of the State of Vermont dated February 10, 2000, consenting to and approving the issue and sale of Additional Common Stock pursuant to the Plans; and

(d) Made such examination of law and examined originals, or copies certified or otherwise authenticated to my satisfaction, of all such other corporate records, instruments, certificates of public officials and/or bodies, certificates of officers and representative of the Company, and such other documents, and discussed with officers and representatives of the Company such questions of fact, as I have deemed necessary in order to render the opinion hereinafter expressed.

     Based upon the foregoing, I am pleased to advise you that it is my opinion that:

1. The Company is a Corporation duly organized, incorporated and validly existing under the laws of the State of Vermont, and has all corporate and other power and authority necessary to own its properties and carry on the business which it is presently conducting.

2. The Public Service Board of the State of Vermont consented to the issue and sale of the Additional Common Stock pursuant to the Plans in the Order dated February 10, 2000. No consent or approval of any other governmental authority is requisite to the valid issue and sale of the Additional Common Stock.

3. When (i) the Registration Statement has become effective, (ii) the Additional Common Stock has been duly listed on the New York Stock Exchange, and
(iii) the Additional Common Stock has been duly issued and sold pursuant to the Plan participants therein, then the Additional Common Stock will be validly issued, fully paid and nonassessable.

I  hereby  consent  to:

A. being named in the Registration Statement and in any amendment thereto under the heading of "Legal Opinions and Experts" as Senior Attorney and counsel for the Company passing upon certain matters in connection with the issuance and sale of the Additional Common Stock;

B. the making in said Registration Statement and in any amendment thereto of the statements now appearing in said Registration Statement under the heading "Legal Opinions and Experts" insofar as they are applicable to me; and

C.     The  filing  of this opinion as an exhibit to the Registration Statement.

I understand that a copy of this opinion is being delivered to Hunton & Williams, special counsel to the Company in connection with the issue and sale of the Additional Common Stock, who are also rendering an opinion to the Company relating to the matters referred to herein and that their opinion will be filed as an exhibit to the Registration Statement. In rendering their opinion Hunton & Williams are authorized to rely upon this opinion as to all matters of Vermont law involved in the conclusions expressed in their opinion.

                                             Very  truly  yours,

                                             /s/ Jeffrey  P.  Trout
                                             ----------------------
                                             Jeffrey  P.  Trout
                                             Senior  Attorney


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